EXHIBIT 23.5

CONSENT OF FAHN KANNE & CO. CPAs (ISR), INDEPENDENT ACCOUNTANT

We have issued our report dated February 28, 2005 for the financial statements of Coral World International Ltd. for the year ended December 31, 2004. We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-61895 and File No. 333-55970), of our report dated February 28, 2005 with respect to the consolidated financial statements of Ampal – American Israel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Tel Aviv, Israel
March 13, 2005